MBT FINANCIAL CORP.
102 EAST FRONT STREET
MONROE, MI 48161

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MBT FINANCIAL CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.	**For**	**Against**	**Abstain**
1. Approval of the Agreement and Plan of Reorganization and Merger, dated October 9, 2018, between First Merchants Corporation ("First Merchants") and MBT Financial Corp. ("MBT"), and the transactions contemplated thereby concerning the merger (the "Merger") of MBT with and into First Merchants (the "Merger Proposal").	☐	☐	☐
2. Approval, on an advisory (non-binding) basis, of the compensation to be paid to MBT's named executive officers that is based on or otherwise relates to the Merger.	☐	☐	☐
3. Approval of one (1) or more adjournments of the MBT Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.	☐	☐	☐

ON ANY OTHER MATTERS THAT MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXY OR PROXIES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3.

PLEASE MARK, SIGN BELOW, DATE AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE MARKED "PROXY REPLY ENVELOPE."

When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign the partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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PROXY

MBT FINANCIAL CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON _____________, 2019

The undersigned hereby appoints ___________, _______________ and _______________ and each of them singly, as proxies, each having the power to act without the other and to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of MBT Financial Corp.("MBT") that the undersigned is entitled to vote at the Special Meeting of the Shareholders of MBT to be held on __________, 2019 at 10:00 a.m., local time, at 10 Washington Street, Monroe, Michigan, 48161, and at any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted "FOR" each of the listed proposals. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

This proxy may be revoked at any time prior to the voting thereof. The undersigned acknowledges receipt from MBT, prior to the execution of this proxy, of a Notice of Special Meeting of Shareholders and a proxy statement and prospectus.